FIRST AMENDMENT TO THE
                  MORRISON FRESH COOKING, INC.
                   MANAGEMENT RETIREMENT PLAN

      THIS FIRST AMENDMENT is made on this 31st day of December, 1996, by MORRISON FRESH COOKING, INC. (the "Primary Sponsor"), a corporation organized and existing under the laws of the State of Georgia.

                      W I T N E S S E T H:

      WHEREAS,  the Primary Sponsor maintains the Morrison  Fresh
Cooking, Inc. Management Retirement Plan (the "Plan"), which was established by indenture dated March 7, 1996;

      WHEREAS, Ruby Tuesday, Inc. is the successor to Morrison Restaurants Inc. which effected that certain plan of distribution involving the distribution to its stockholders of all of the outstanding shares of common stock, respectively, of Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. (the "Distributions"); and

      WHEREAS, the Primary Sponsor desires to amend the Plan primarily to clarify how the Distributions will affect Plan participation by certain former employees of Morrison Restaurants Inc. who did not continue in the employment of Morrison Fresh Cooking, Inc. immediately following the Distributions;

      NOW, THEREFORE, the Plan is hereby amended, effective immediately, as follows:

1.   By adding a new Section 1.8A, as follows:

           "1.8A `Distributions' means the distributions by MRI to its stockholders of all of the outstanding shares of common stock, respectively, of Morrison Fresh Cooking, Inc.
     and Morrison Health Care, Inc."

2.    By  adding  a  new final clause to the  final  sentence  of
Section 1.12, as follows:

     "With respect to any Former Morrison Employee, Compensation shall not include any compensation paid by MRI or any of its affiliates during any Plan Year commencing prior to the effective date of the Distributions."

3.   By adding a new Section 1.12A, as follows:

          "1.12A `Former Morrison Employee' means an employee of MRI at any time prior to the effective date of the Distributions who did not continue in the employ of Morrison Fresh Cooking, Inc. immediately after the Distributions, but who subsequently has been hired by Morrison Fresh Cooking, Inc."

4.   By adding a new final clause to Section 1.15(e), as follows:

     "; provided, however, for purposes of determining Hours of Service, a Former Morrison Employee shall not be credited with any period of employment with MRI or any of its affiliates completed on or prior to the Spinoff Date."

5.    By  adding  a  new final clause to the  final  sentence  of
Section 2.1, as follows:

     "; provided, however, a Participant who is a Former Morrison
     Employee shall not have included as Compensation any items of compensation earned with MRI or any of its affiliates prior to the Spinoff Date."

     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

      IN  WITNESS  WHEREOF, the Primary Sponsor has  caused  this
First Amendment to be executed as of the day and year first above written.


                              MORRISON FRESH COOKING, INC.



                              By: /s/ Ronnie L. Tatum
                                   Ronnie L. Tatum
                              Title:  Chief Executive Officer

ATTEST:



/s/ Mitchell S. Block
 Mitchell S. Block
Title: Secretary

     [CORPORATE SEAL]